UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2008.

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 11, 2008, we entered into an amendment (the “Amendment”) to clarify certain terms of the previously announced Agreement and Plan of Merger dated as of July 13, 2008 (as amended, the “Merger Agreement”), with Poco Graphite Holdings, LLC, a Delaware limited liability company (“Poco Holdings”), and its wholly-owned subsidiary, Poco Graphite, Inc. (together with its subsidiaries and Poco Holdings, “Poco”), and our wholly-owned subsidiary, Entegris Acquisition Co. LLC, a Delaware limited liability company (the “Sub”).

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 11, 2008, we completed our previously announced acquisition of Poco pursuant to the Merger Agreement. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, we acquired Poco by means of a merger of the Sub with and into Poco Holdings (the “Merger”), with Poco Holdings continuing as the surviving limited liability company after the Merger.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger, equity interests in Poco Holdings which were issued and outstanding immediately prior to the Effective Time were converted into the right to receive aggregate total consideration of approximately $158 million, adjusted for working capital and net of transaction related fees and expenses and debt. Approximately $24 million of the purchase price was placed in escrow to secure the seller’s indemnification obligations, $13 million of which will be held in escrow for 18 months, the remainder will be held for the statute of limitations period applicable to certain claims. Investment funds affiliated with Cowen Capital Partners, LLC and J.H. Whitney & Co. owned a majority of the outstanding equity of Poco Holdings prior to the Effective Time. The acquisition was funded through cash on hand and borrowings under our revolving credit facility.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, dated as of July 13, 2008, attached hereto as Exhibit 99.1 and the Amendment to the Agreement and Plan of Merger, dated as of August 11, 2008, attached hereto as Exhibit 99.2. In connection with completion of the Merger, we issued a press release on August 12, 2008; a copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Not applicable

(b) Pro Forma Financial Information

Not applicable

(d) Exhibits

Exhibit 99.1	Agreement and Plan of Merger

Exhibit 99.2	Amendment to Agreement and Plan of Merger

Exhibit 99.3	Press Release, Dated August 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: August 15, 2008	By	/s/ Peter W. Walcott
Peter W. Walcott Senior Vice President & General Counsel